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                                                                    EXHIBIT 4.16

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                              MCBA SYSTEMS, INC.

                                PROMISSORY NOTE


$480,000.00                                                       March 31, 1998
                                                             Huntsville, Alabama


     FOR VALUE RECEIVED, the undersigned, MCBA SYSTEMS, INC., an Alabama corporation (the "Issuer"), hereby promises to pay to SAVOIR TECHNOLOGY GROUP, INC., a Delaware corporation (the "Holder"), or registered assigns, the principal sum of FOUR HUNDRED EIGHTY THOUSAND DOLLARS ($480,000.00), with interest on the principal sum from the date of disbursement of the principal sum at the rate per annum set forth in this Note, to be paid as set forth in this Note.

     The principal sum of this Note shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof at the rate of EIGHT AND ONE HALF PERCENT (8.50%) per annum. The entire unpaid balance of principal and interest shall be payable on the earlier of (i) March 31, 1999,
(ii) the closing of the Agreement and Plan of Reorganization, as amended, dated as of November 22, 1997, by and among the Holder, the Issuer, Michael N. Gunnells and John Harkins, (iii) any acquisition of the Issuer by means of merger or other form of corporate reorganization in which the shareholders of the Issuer do not own a majority of the outstanding shares of the surviving corporation or (iv) a sale of all or substantially all of the assets of the Issuer.

     All sums payable under this Note shall be paid in immediately available funds, by wire transfer if requested by the holder of this Note, no later than 5:00 p.m., California time, on the due date, in lawful money of the United States of America which is legal tender for public and private debts at the time of payment. If the date on which any payment of interest or principal is due occurs on a Saturday or a Sunday or on a day on which banks in San Francisco, California, are closed, such payment shall be due and payable on the next business day on which such banks are open. All payments made on this Note shall be credited, first, to any charge, fee, cost, expense or amount (other than principal or interest on this Note) payable by the Holder under this Note, second, to accrued interest on the principal sum, and, third, to the reduction of the principal sum, and interest shall thereupon cease on the principal so credited.

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     Issuer may prepay this Note in whole or in part at any time without premium or penalty. All payments received by the Holder under this Note shall be applied by Holder as follows: (i) to the payment of attorneys' fees or disbursements, delinquency or late charges, if any, (ii) to accrued and unpaid interest, and (iii) to the reduction of principal. Holder shall give to Issuer notice of any such applications of payments to attorneys' fees, disbursements or late charges.

     Issuer, for itself and its successors and assigns, hereby: (i) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of its remedies, (ii) agrees that Holder shall not be required first to institute suit or exhaust its remedies hereon against Issuer or others liable or to become liable hereon or to enforce its rights against them and (iii) consents to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to Issuer. This Note, and the terms, conditions and provisions hereof, may not be changed, modified, amended or terminated except by written consent of the Issuer and the Holder.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California without regard to the choice of law provisions thereof.

     IN WITNESS WHEREOF, the Issuer has executed this Note as of the date hereof.

                                    MCBA SYSTEMS, INC.



                                    By      /s/ Michael N. Gunnells
                                      -----------------------------------

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